UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934(17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On February 24, 2021, GEO Corrections Holdings, Inc. (“GEOCH”), a subsidiary of The GEO Group, Inc. (“GEO” or the “Company”), closed its previously announced private offering (the “Notes Offering”) of $230.0 million aggregate principal amount of 6.50% exchangeable senior notes due 2026 (the “Notes”), including $30.0 million aggregate principal amount of Notes sold pursuant to the exercise in full of the initial purchasers’ over-allotment option to purchase additional Notes. The Notes were sold in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an indenture, dated February 24, 2021, by and among GEOCH, as issuer, the Company, as guarantor, GEO’s subsidiaries that are guarantors under GEO’s senior credit facility and outstanding senior notes (the “Subsidiary Guarantors”) and the trustee (the “Indenture”). The Notes are guaranteed by the Company and the Subsidiary Guarantors on a senior unsecured basis.

In connection with the Notes Offering, GEOCH received gross proceeds of $230.0 million and net proceeds, after initial purchasers’ discounts and offering expenses, of $221.1 million. GEOCH and the Company used the net proceeds of this Notes Offering, including the exercise in full of the initial purchasers’ over-allotment option to purchase additional Notes, to fund the repurchase, redemption or other discharge of the current outstanding amount of $194.0 million of the Company’s existing 5.875% senior notes due 2022 and intend to use remaining net proceeds to pay related transaction fees and expenses, and for general corporate purposes of the Company.

The Notes will mature on February 23, 2026, unless earlier repurchased or exchanged. GEOCH will pay to the noteholders cash interest at an annual rate of 6.50% (the “fixed interest”) plus an additional amount of cash interest, if any (referred to as the “contingent interest”) based on the amount of dividends paid by the Company on its common stock, $0.01 par value per share (the “Company’s common stock”) during the interest period in excess of an excluded dividend amount ($0.00 per share), but not to exceed the excess dividend cap amount (initially, $0.34 per share, subject to adjustment). Interest will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2021.

Subject to certain restrictions on share ownership and transfer, holders may exchange the Notes at their option prior to the close of business on the business day immediately preceding November 25, 2025, but only under the following circumstances: (1) during the five consecutive business day period after any five consecutive trading day period, or the measurement period, in which the trading price per $1,000 principal amount of Notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the exchange rate for the Notes on each such trading day; or (2) upon the occurrence of certain specified corporate events. On or after November 25, 2025, until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, holders may exchange their Notes at any time, regardless of the foregoing circumstances. Upon exchange of a Note, GEO will pay or deliver, as the case may be, cash or a combination of cash and shares of the Company’s common stock.

If the Company or GEOCH undergoes a fundamental change, holders may require GEOCH to purchase the Notes in whole or in part for cash at a fundamental change purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

The exchange rate for the Notes is initially 108.4011 shares per $1,000 principal amount of the Notes (equivalent to an initial exchange price of approximately $9.225 per share of the Company’s common stock). The exchange rate will be subject to certain adjustments.

The Indenture contains customary covenants and events of default.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and form of Note, which are filed as exhibits to this Current Report on Form 8-K, and which are incorporated by reference herein.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Notes Offering is hereby incorporated by reference into this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 regarding the Notes Offering is hereby incorporated by reference into this Item 3.02.

The Notes were issued in a private placement in reliance on Rule 144A of the Securities Act. To the extent that any shares of the Company’s common stock are issued upon exchange of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of February 24, 2021, by and among GEO Corrections Holdings, Inc., as issuer, The GEO Group, Inc. and the other guarantors named therein, as guarantors, and the Trustee (portions of this exhibit have been omitted).

4.2	Form of 6.50% Exchangeable Senior Notes due 2026 (included in Exhibit 4.1).

99.1	Press Release, dated February 25, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

March 2, 2021	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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